EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

IntelePeer, Inc.
San Mateo, California

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Amendment No. 4 to Form S-1) of our report dated May 9, 2011, except as to the fourth and fifth paragraphs of Note 14, which are as of December 14, 2011, relating to the financial statements of IntelePeer, Inc., which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO USA, LLP
San Francisco, California

December 14, 2011